Exhibit 99.1
                          For release on April 25, 2003

Contacts:
---------
Robert W. DeCook, CEO
or
Vicki Hladik, CFO
(641)673-8328


                 Horizon Financial Services Corporation Reports
                      Third Quarter of Fiscal 2003 Results


Oskaloosa, Iowa -- Horizon Financial Services Corporation, Nasdaq OTC BB (HZFS), the parent company of Horizon Federal Savings Bank, reported net earnings of $302,000 or $0.39 per share, fully diluted, for the quarter ended March 31, 2003, compared to $329,000 or $0.43 per share, fully diluted, for the quarter ended March 31, 2002. The small decrease in net earnings for the quarter compared to the same quarter one year earlier is primarily attributable to a decrease in non-interest income of $84,000, comprised primarily of a decrease in gains on sale of securities of $113,000, offset in part by increases in fees, commissions and service charges and gains on the sale of mortgage loans. Net interest income improved from $930,000 for the quarter ended March 31, 2002 to $946,000 for the quarter ended March 31, 2003. The decrease in interest expense and the smaller decrease in interest earned are attributable primarily to decreases in rates during the period. Provisions for losses on loans decreased by $90,000 from $127,500 to $37,500 due to fewer write-downs taken during the period compared to the quarter ended March 31, 2002. The Company had an increase in non-interest expense of $67,000 to $659,000, compared to $592,000 for the three month period ended March 31, 2002, mainly as a result of an increase of $30,000 in office property and equipment and an increase of $43,000 in employment compensation and benefits. The Company's net interest margin, which is net interest income dividend by average interest-earning assets was 4.26% for the three month period ended March 31, 2003 compared to 4.35% for the same period ended 2002.

The Company also reported results for the first nine months of its fiscal year ending June 30, 2003. The Company reported net earnings of $825,000 or $1.07 per share, fully diluted, for the nine months ended March 31, 2003, compared to net earnings of $870,000 or $1.14 per share, fully diluted, for the nine months ended March 31, 2002, a decrease of five percent. The decrease in income for the first nine months is primarily attributable to a $162,000 impairment loss on an equity security in the first quarter of this fiscal year. Net interest income, after provisions for losses on loans, increased $342,000 to $2.6 million from $2.3 million for the nine months ended March 31, 2003 as compared to the nine months ended March 31, 2002, largely as a result of reduced interest paid on deposits and FHLB advances. As with the third fiscal quarter just ended, the decrease in interest expense and the smaller decrease in interest earned were attributable primarily to decreases in rates. Provision for loan losses decreased $38,000 to $176,000 for the nine months compared to $214,000 for the year ended March 31, 2002. Higher loan loss provisions could occur for several quarters since some area employers are laying employees off and cutting weekly hours from a 40 hour work week to a 32 hour work week. Non-interest income decreased $277,000 to $429,000 for the nine months ended March 31, 2003, as compared to $706,000 for the nine months ended March 31, 2002, as a result of the $162,000 securities impairment and a $169,000 decrease in gains on sale of securities. Non-interest expense increased $139,000 during the first nine months to $1.8 million from $1.7 million mainly due to increased compensation as the Company added employees. Net interest margin for the nine month period ended March 31, 2003 was 4.29% compared to 3.87% for the period ended March 31, 2002. "I am very pleased that income for the first nine months remained very strong and sufficient to produce an annualized 11.09% return on equity." stated Robert
W. DeCook, Chief Executive Officer.

At March 31, 2003, Horizon Financial Services Corporation had assets of $93.2 million and stockholders' equity of $10.2 million, or $13.58 per share of common stock compared to assets of $88.4 million and stockholders' equity of $9.4 million, or $12.48 per share at June 30, 2002. Horizon Financial Services Corporation and its subsidiary, Horizon Federal Savings Bank, provide a wide range of financial products and services through three offices in two counties in southeast Iowa. In addition, the Company will open a loan production office in Pleasant Hill, Iowa, a suburb of Des Moines, Iowa on May 1, 2003.

                           FORWARD-LOOKING STATEMENTS

The Company may from time to time make "forward-looking statements," including statements contained in the Company's filings with the Securities and Exchange Commission (the "SEC"), in its reports to shareholders and in other communications by the Company, which are made in good faith by the Company and the Banks pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to the Company's beliefs, expectations, estimates, and intentions, that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond the Company's control). Those risks and uncertainties could cause the Company's financial performance to differ materially from the expectations, estimates, and intentions expressed in such forward-looking statements.

The  Company  does  not  undertake,   and  expressly  disclaims  any  intent  or
obligation, to update any forward- looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.




              HORIZON FINANCIAL SERVICES CORPORATION and SUBSIDIARY
                           Consolidated Balance Sheets

                                                                     March 31,            June 30,
        Assets                                                        2003                  2002
        ------                                                     -------------       --------------
                                                                     (Unaudited)
Cash and cash equivalents                                          $   9,656,467       $   8,124,566
Securities available-for-sale                                         14,384,037          12,086,313
Loans receivable, net                                                 65,927,988          65,098,795
Real estate                                                              314,395             417,137
Stock in Federal Home Loan Bank, at cost                                 509,200             509,200
Office property and equipment, net                                     1,554,105           1,351,486
Accrued interest receivable                                              600,827             587,134
Deferred tax asset                                                       183,000             211,800
Prepaid expenses and other assets                                         58,234              51,576
                                                                   -------------       --------------

        Total assets                                                $ 93,188,253        $ 88,438,007
                                                                   -------------       ==============

Liabilities and Stockholders' Equity
------------------------------------

Deposits                                                            $ 76,619,221        $ 71,953,695
Advances from Federal Home Loan Bank                                   5,551,343           5,571,497
Advance payments by borrowers for taxes and insurance                    251,037             373,147
Accrued income taxes                                                       1,365             490,522
Accrued expenses and other liabilities                                   538,732             645,694
                                                                   -------------       --------------

        Total liabilities                                             82,961,698          79,034,555
                                                                   -------------       --------------

Stockholders' equity
--------------------
Preferred stock, $.01 par value, authorized 250,000
        shares, none issued                                                  ---                 ---
Common stock, $.01 par value, authorized 1,500,000
        shares, 1,046,198 issued                                          10,462              10,462
Additional paid-in capital                                             5,029,126           5,025,598
Retained earnings, substantially restricted                            7,226,024           6,515,330
Treasury stock, at cost, (293,377 and 293,016 shares
      at March 31, 2003 and June 30, 2002, respectively)              (2,133,672)         (2,119,466)
Accumulated other comprehensive income (loss)-net
      unrealized gain (loss) on securities available-for-sale             94,615             (28,472)
                                                                   -------------       --------------

        Total stockholders' equity                                    10,226,555           9,403,452
                                                                   -------------       --------------

Total liabilities and stockholders' equity                          $ 93,188,253        $ 88,438,007
                                                                    ============       ==============


                                                   HORIZON FINANCIAL SERVICES CORPORATION and SUBSIDIARY
                                                          Consolidated Statements of Operations

                                                        Three Months                      Nine months
                                                       Ended March 31,                  Ended March 31,
                                                      2003           2002              2003              2002
                                                      ----           ----              ----              ----
                                                           (Unaudited)                      (Unaudited)
Interest income:
Interest and fees on loans                        $1,254,335       $1,330,258       $3,873,368       $4,050,907
Interest on securities available-for-sale            159,294          161,927          443,410          550,296
Other interest income                                 14,094           20,623           58,577           85,508
                                                  ----------       ----------       ----------       ----------

Total interest income                              1,427,723        1,512,808        4,375,355        4,686,711
                                                  ----------       ----------       ----------       ----------

Interest expense:
Interest on deposits                                 409,897          509,678        1,347,203        1,881,842
Interest on FHLB advances                             71,363           72,975          215,541          296,475
                                                  ----------       ----------       ----------       ----------

Total interest expense                               481,260          582,653        1,562,744        2,178,317
                                                  ----------       ----------       ----------       ----------

Net interest income                                  946,463          930,155        2,812,611        2,508,394

Provision for losses on loans                         37,500          127,500          175,800          214,000
                                                  ----------       ----------       ----------       ----------

Net interest income after provision for
  losses on loans                                    908,963          802,655        2,636,811        2,294,394
                                                  ----------       ----------       ----------       ----------

Non-interest income:
Fees, commissions and service charges                170,320          156,986          481,128          462,453
Gain on sale of securities                            14,597          128,092           27,218          196,057
Gain on sale of mortgage loans                        26,370            9,714           63,531           47,521
Impairment loss on equity securities                       0                0         (161,662)               0
Other                                                     50                0           19,022                0
                                                  ----------       ----------       ----------       ----------

Total non-interest income                            211,337          294,792          429,237          706,031
                                                  ----------       ----------       ----------       ----------

Non-interest expense:
Compensation, payroll taxes and
  employee benefits                                  367,367          324,057        1,024,489          930,301
Advertising                                           28,741           22,500           63,824           53,799
Office property and equipment                        106,749           76,893          281,897          206,460
Federal deposit insurance premiums                     3,083            3,210            9,276           20,533
Data processing services                              58,547           49,099          164,334          139,610
Other real estate                                     20,581           31,592           30,163           39,032
Other                                                 73,653           84,704          248,350          293,336
                                                  ----------       ----------       ----------       ----------

Total non-interest expense                           658,721          592,055        1,822,333        1,683,071
                                                  ----------       ----------       ----------       ----------

Earnings before taxes on income                      461,579          505,392        1,243,715        1,317,354

Taxes on income                                      159,700          175,900          419,100          447,500
                                                  ----------       ----------       ----------       ----------

Net earnings                                      $  301,879       $  329,492       $  824,615       $  869,854
                                                  ==========       ==========       ==========       ==========

     Earnings per common share-
       Basic                                           $0.40            $0.44            $1.09            $1.16
       Diluted                                         $0.39            $0.43            $1.07            $1.14

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